Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in this Registration Statement of Simtek Corporation on Pre-Effective Amendment #1 to Form S-1 of our report, dated March 23, 2006 except for Note 2 which is dated December 8, 2006, appearing in the Annual Report on Form 10-K/A of Simtek Corporation for the year ended December 31, 2005. We also consent to the reference of our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.




HEIN & ASSOCIATES LLP

Denver, Colorado
December 11, 2006